Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Seadrill Partners LLC of our report dated May 23, 2014, relating to the financial statements of the Auriga Business, which appears in Current Report on Form 6-K of Seadrill Partners LLC dated May 23, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Uxbridge, United Kingdom

May 27, 2014